SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


               DATE  OF  REPORT:     December  29,  1998
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                            Community West Bancshares
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             (Exact name of Registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)


                      0-23575                   77-0446957
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              (Commission File Number)  (IRS Employer I.D. Number)


      5638 Hollister Avenue, Goleta, California                   93117
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      (Address of principal executive offices)                  (Zip Code)


                                 (805) 692-1862
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              (Registrant's telephone number, including area code)


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ITEM  2.  ACQUISITION  OF  PALOMAR  SAVINGS  AND  LOAN  ASSOCIATION

     Effective December 14, 1998, Community West Bancshares, Goleta, California (the "Registrant"), a California corporation, acquired Palomar Savings and Loan Association, Escondido, California ("Palomar"), a California state savings and loan association, pursuant to that certain Agreement and Plan of Reorganization, dated as of April 23, 1998 (the "Agreement") by and between the Registrant and Palomar. Under the terms of the Agreement, effective December 14, 1998, CWB Merger Corp, a California corporation and wholly-owned subsidiary of the Registrant, merged with and into Palomar (the "Merger"), with Palomar being the surviving institution.

     Pursuant to Section 1.2 (c) of the Agreement which sets forth the method of calculating the exchange ratio, each share of common stock of Palomar ("Palomar Common Stock") issued and outstanding immediately prior to the Merger was converted into the right to receive 2.11 shares of common stock of the Registrant ("CWB Common Stock"). The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, which is incorporated herein as Exhibit 2.1.

     Upon consummation of the Merger, the Registrant issued approximately 1,367,673 shares of CWB Common Stock (prior to adjustment for fractional shares) to former holders of Palomar Common Stock, and as a result, the former shareholders of Palomar Common Stock own shares of CWB Common Stock representing approximately 24.9 percent of the outstanding CWB Common Stock.

     After giving effect to the Merger, the consolidated company has approximately $250,000,000 in assests and approximately $24,000,000 in shareholders' equity, before giving effect to merger costs.

     Upon consummation of the Merger, Palomar, as a subsidiary of the Registrant, continues to operate as a California state savings and loan association. Palomar's head office/branch is located at 355 West Grand Avenue, Escondido, California. Palomar has one other full service branch located at 1815 East Valley Parkway, Suite 1, Escondido, California.

     As part of the Merger, James M. Rady, President and Chief Executive Officer of Palomar, was appointed to the Board of Directors of the Registrant.

     A press release announcing consummation of the Merger was issued on December 16, 1998, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by this reference.

ITEM  5.  OTHER  EVENTS.

     On December 17, 1998, the Board of Directors of the Registrant approved a cash dividend of $0.04 per share of common stock, no par value, of the Registrant. All shareholders of record on January 5, 1999, shall be entitled to receive the cash dividend which will be paid on or about January 20, 1999.

     On December 17, 1998, there were 5,479,840 shares of common stock of the Registrant outstanding (prior to adjustment for fractional shares of CWB Common Stock issued to shareholders of Palomar pursuant to the Merger - see Item 2 above). Accordingly, the cash dividend will result in an aggregate distribution of approximately $219,194 unless additional shares of common stock of the Registrant are issued between December 17, 1998 and the record date for the payment of the cash dividend.

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ITEM  7.  FINANCIAL  STATEMENTS,  PRO  FORMA

     FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)  FINANCIAL  STATEMENT  OF  BUSINESS  ACQUIRED.

     The financial statements required by this Item 7 on the Merger are not included in this initial report on Form 8-K pursuant to the provisions of Item 7(a)(4) of Form 8-K. These financial statements will be filed by Amendment to this Form 8-K on or before February 15, 1999.

     (b)  PRO  FORMA  FINANCIAL  INFORMATION.

     The Pro Forma Financial Information required by this Item 7 are not included in this initial report on Form 8-K pursuant to the provisions of Item 7(b)(2) of Form 8-K. The Pro Forma Financial Information will be filed by Amendment to this Form 8-K on or before February 15, 1999.

     (c)  EXHIBITS.

          The following exhibits are filed with this Current Report on Form 8-K.

Exhibit
Number      Description
---------   --------------
2.1         Agreement  and  Plan  of Reorganization, dated as of April 23,
            1998, by and among Community West Bancshares and Palomar Savings and
            Loan Association.

2.2 Merger Agreement dated December 1, 1998, by and between CWB Merger Corp and Palomar Savings and Loan Association, as filed with the California Department of Financial Institutions and the California Secretary of State effective December 14, 1998.

99.1        Press Release of Community West Bancshares dated December 16, 1998

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  December  29,  1998

                                   COMMUNITY  WEST  BANCSHARES


                                   By: /s/ C. Randy Shaffer
                                   ----------------------
                                   C.  Randy  Shaffer
                                   Executive  Vice  President  and
                                   Chief  Financial  Officer


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